Exhibit 10.05

THIRD AMENDMENT
TO LOAN AGREEMENT

THIS AMENDMENT TO THE SECOND AMENDMENT TO LOAN AGREEMENT (the “Third Amendment Agreement”), is made and entered into, as of May 7, 2020 (the “Effective Date”) by and between Nikko Chemicals Co., Ltd. (“Lender”) and Amyris, Inc. (“Borrower”). Except as otherwise defined herein, all capitalized terms in this Amendment have the same meaning as set forth in the Loan Agreement as amended by the First Amendment Agreement and Second Amendment Agreement (as defined below).
WHEREAS, the parties hereto entered into a Loan Agreement dated December 19, 2019 (the “Loan Agreement”);
WHEREAS, the parties hereto entered into an Amendment to Loan Agreement dated March 12, 2020 (the “First Amendment Agreement”);
WHEREAS, the parties hereto entered into an Amendment to the First Amendment Agreement dated April 2, 2020 (the “Second Amendment Agreement”); and
WHEREAS, the parties hereto desire to confirm and amend certain terms of the Loan Agreement, the First Amendment Agreement, and the Second Amendment Agreement.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are here acknowledged, the parties hereto hereby agree and confirm as follows:
1.  Payment. The repayment date of the Principal under Section 3(1) of the Loan Agreement shall be “May 31, 2020 or the date of the closing of the Borrower’s fundraising in the amount of $70,000,000.00 or more, whichever comes earlier” (the “Maturity Date”), rather than April 30, 2020. Upon the execution of this Amendment, Borrower shall make an outstanding payment of all of the Interest under the Loan Agreement and the Second Amendment Agreement which shall be US$26,666.67 if Borrower hasn’t done so already.

2.  Interest. Section 2(1) of the Loan Agreement shall read as follows: “Borrower shall pay to Lender interest on the principal amount of the Loan (the “Principal”) at the rate of 12.50 percent per annum from and including the Effective Date (the “Interest”).

3.  Default Interest. Default Interest defined in Section 2(2) of the Loan Agreement shall be “the Interest plus 5.00 percent per annum” rather than 15.00 percent per annum.

2.  Effective Date. This Agreement shall be effective as of the Effective Date (subject to Borrower’s full payment under Paragraph 1 to Lender). Except as expressly amended in this Agreement, any other terms and conditions shall remain unchanged and continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NIKKO CHEMICALS CO., LTD.
By: /s/ Shizuo Ukaji___________________
Name: Shizuo Ukaji
Title: President & Chief Executive Officer

AMYRIS, INC.
By:	_/s/ John Melo_________________
Name:	John Melo
Title:	President & Chief Executive Officer